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[GRAY CARY WARE FREIDENRICH LETTERHEAD]

                                                                       EXHIBIT 5

                                                                    OUR FILE NO.
                                                                  1130976-900000

                                  July 16, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:      MULTICOM PUBLISHING, INC.
                  REGISTRATION STATEMENT ON FORM S-8 REGISTERING SHARES ISSUABLE UNDER THE AMENDED AND RESTATED 1994 STOCK OPTION PLAN, 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN AND CERTAIN INDIVIDUAL EMPLOYEE STOCK OPTION AGREEMENTS

Ladies and Gentlemen:

                  As legal counsel for Multicom Publishing, Inc., a Washington corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 1,848,152 shares of the Common Stock, $.01 par value, of the Company which may be issued pursuant to the exercise of options granted under the Multicom Publishing, Inc. Amended and Restated 1994 Stock Option Plan and the Multicom Publishing, Inc. 1996 Outside Directors Stock Option Plan (the "Plans") and certain individual employee stock option agreements (the "Agreements").

                  We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

                  We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Washington and the federal law of the United States.

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Securities and Exchange Commission
Page 2

                  As to matters of Washington corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

                  Based on such examination, we are of the opinion that the 1,848,152 shares of Common Stock which may be issued upon exercise of options granted under the Plans and the Agreements are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plans and the Agreements, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

                                                Respectfully submitted,

                                                /s/ Gray Cary Ware & Freidenrich
                                                --------------------------------
                                                GRAY CARY WARE & FREIDENRICH
                                                A Professional Corporation



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